Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-30647, 033-55327, Form S-4 No. 333-79321, and Form S-3 No 333-46067) of MasTec, Inc. of our report dated March 29, 2005 relating to the consolidated financial statements for the year ended December 31, 2004 which appears in this Form 10-K.

/s/ BDO Seidman LLP

Miami, Florida
March 31, 2005